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                                                                   EXHIBIT 10.24


                        SPLIT-DOLLAR INSURANCE AGREEMENT



                 THIS AGREEMENT, made and entered into this ____ day of _______________, 19__, by and between United Companies Financial Corporation, a corporation organized and existing under the laws of the State of Louisiana (the "Employer), and _____________________ (the "Employee").

                 WHEREAS, Employee is a valued employee of Employer and Employer wishes to retain him in its employ; and

                 WHEREAS, Employer, as an inducement to such continued employment, wishes to assist Employee with his personal life insurance program.

                 NOW, THEREFORE, the Employer and Employee agree as follows:

                   The life insurance policies covered by this Agreement is Policy Number _________________ (the "Policy") issued by
_____________________________________ (the "Insurer") on the life of Employee with a face amount of $___________.

                   Employer shall be the owner of the Policy; and shall have the right to exercise all incidents of ownership in the Policy, except as provided in paragraph 3 below.

                  Employer shall cause the Policy to be endorsed to reflect the respective interests of the parties under this Agreement as follows:

                          The Employer shall be the direct beneficiary of an
                                  amount of the proceeds of the Policy equal to the lesser of the cash value of the Policy or premiums paid minus any Policy indebtedness to the Insurer.

                          The balance of the proceeds, if any, shall be payable
                                  to the beneficiary designated pursuant to subparagraph 3(c) below.

                          The Employee, or his transferee, shall have the right
                                  to designate and change primary and
                                  contingent beneficiaries of any portion of the proceeds to which the Employee, or his transferee, may be entitled hereunder, and to elect and change any settlement option that may be permitted under the Policy for such beneficiaries.





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                  Each premium on the Policy shall be paid by the Employer as it becomes due. The Employee, shall make no premium payments. The Employer shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, if any, as a result of its payment of the premium.


                  The Employer shall not sell, surrender or transfer ownership of the Policy while this Agreement is in effect without first giving Employee, or his transferee, the option to purchase the Policy for a period of sixty (60) days from written notice of such intention by Employer. The purchase price shall be an amount equal to the aggregate premiums the Employer has paid on said Policy less any policy indebtedness to the Insurer. This provision shall not impair the right of the Employer to terminate this Agreement pursuant to paragraph 6 below. In the event the Employee shall not exercise said option to purchase the Policy and the Employer shall surrender or cancel the Policy prior to the death of the Employee, the Employer's interest shall be equal to the aggregate amount of premiums paid by the Employer, less any Policy indebtedness to the Insurer and other indebtedness secured by the Policy (including interest thereon). This provision shall not apply in the event the Employer purchases a policy of equal or greater value on the life of the Employee which becomes subject to the terms of the Agreement.

                  This Agreement may be terminated, subject to the provisions of paragraphs 7 and 8 below, by either party hereto with or without the consent of the other party by giving notice in writing to the other party. In the event of the termination of Employee's employment with Employer for any reason whatsoever other than Employee's death, this Agreement shall terminate automatically, subject to the provisions of paragraphs 7 and 8 below. This Agreement shall automatically terminate without the requirement that notice be given by either party on the day before the Employee attains age 70.

                 7. In the event of termination of this Agreement as provided in paragraph 6 above for any reason prior to the date the employee attains age 55, other than (1) the Employee becoming disabled, or (2) the Employee's involuntary termination of employment, the Employee shall have the option to purchase the Policy from the Employer during a period of sixty (60) days from the date of termination of this Agreement. The purchase price of the Policy shall be an amount equal to the aggregate premiums the Employer has paid on said Policy less any policy indebtedness to the Insurer. An Employee shall be disabled and his employment deemed terminated for purposes of this Agreement if he becomes eligible for disability benefits under any long-term disability plan maintained by the Employer other than disability benefits payable under an employment agreement between the Employee and the Employer. In the event that there is no such long-term disability plan, the Employee shall be considered disabled if he is unable to perform the essential duties of his position and if such inability to perform is expected to result in death or to be for a long and indefinite duration, as determined by a physician





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selected by the Employer.

                  If this Agreement terminates for any reason, then subject to the Employee's right to purchase the Policy within sixty (60) days following termination of this Agreement under Paragraph 7, the Employee, or his transferee, agrees to execute any instruments that may be required by the Insurer to vest all rights in the Policy in the Employer. After the execution of such instruments, Employee, or his transferee, shall have no further interest in the Policy or in this Agreement.

                   In the event the Employee shall transfer all of his interest in the Policy, then all of Employee's interest in the Policy and in this Agreement shall be vested in his transferee, who shall be substituted as a party hereunder, and the Employee shall have no further interest in the Policy or in this Agreement.

                  The Insurer shall be bound only by the provisions and endorsements on the Policy, and any payments made or action taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. Except as specifically provided by endorsement on the Policy, it shall in no way be bound by the provisions of this Agreement.

                  Except as otherwise provided in this Agreement, this Agreement may not be canceled, amended, altered or modified, except by a written instrument signed by all of the parties hereto.

                  Any notice, consent or demand required or permitted to be given under the provisions of this Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his, her or its last known address as shown on the records of the Employer. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

                  This Agreement shall bind Employer, Employee and his heirs, executors, administrators and transferees, and any Policy beneficiary.

                  This Agreement, and the rights of the parties hereunder, shall be governed by and construed pursuant to the laws of the State of Louisiana.

                  A waiver of one or more provisions of this Agreement shall not affect any other provision of this Agreement, such that the remaining provisions will remain in full force and effect.





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                  This Agreement is the entire agreement between the parties.
Except as expressly provided to the contrary in this Agreement, each section, paragraph, term or provision of this Agreement, should be considered severable; and if, for any reason, any section, paragraph, term or provision herein is determined to be invalid and contrary to, or in conflict with any existing or future law or regulation of a court or agency having valid jurisdiction, such shall not impair the operation of or affect the remaining sections, paragraphs, terms or provisions of this agreement, and the latter shall continue to be in full force and effect and bind the parties hereto; in such invalid sections, paragraphs, terms and/or provisions shall be deemed not to be part of this Agreement.

                   If the Employee and the Employer are unable to resolve a dispute concerning this Agreement, the dispute shall be reviewed through the arbitration procedure in accordance with the following:

                          (A) The Employer will ask the United States Federal Mediation and Conciliation Service ("FMCS") to provide a list of seven names of neutral and experienced arbitrators who reside in the State of Louisiana. Upon receipt of this list, a single arbitrator will be selected by agreement between the Employer and the Employee, or, if no agreement can be reached, by alternatively striking names from the list until a single name remains. The arbitrator will schedule a hearing at which the facts surrounding the dispute can be presented.

                          (B) Upon written request of either the Employer or the Employee, the names, addresses and telephone numbers of witnesses who will testify at the hearing and copies of any documents to be presented to the arbitrator at the hearing must be provided to the requesting party within five (5) working days of the other party's receipt of the request.

                          (C) The Employee may retain legal counsel or represent himself at the hearing. Although the fees and expenses of the arbitrator will be paid by the Employer in all cases, expenses incurred by the Employee in arbitration, including attorney fees, must be paid by the Employee.

                          (D) During the hearing, both the Employer and the Employee will have the opportunity to call witnesses on their behalf, question witnesses presented by the other party, present relevant documentary evidence, make closing arguments to the arbitrator and file briefs as the arbitrator may allow. The Employee must prove by a





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                                  preponderance of the evidence that he is
                                  entitled to benefits under this Agreement.
                                  The rules of procedure of the FMCS and the Federal Arbitration Act will apply, and the arbitrator will have full authority to make any necessary rulings.

                          (E) This arbitration provision and all of its procedures are considered to be the mandatory and exclusive method by which an Employee may dispute a claim under the Agreement. The Employer and the Employee accept that this arbitration provision is final and binding, and no other procedure, for example, litigation or an administrative proceeding, may be pursued to redress complaints growing out of this Agreement. However, an arbitrator's award may be enforced or set aside in accordance with the Federal Arbitration Act.

                          (F) This provision will be interpreted in accordance with the Federal Arbitration Act and FMCS regulations.


                 IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                        UNITED COMPANIES FINANCIAL CORPORATION



                                        BY:
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